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                                                                     EXHIBIT 5.1

                                 August 31, 1998

Natrol, Inc.
21411 Prairie Street
Chatsworth, California 91311

     Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Natrol, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 225,000 shares of Common Stock, par value $.01 per share (the "Shares"), which the Company is authorized to issue pursuant to the Natrol, Inc. 1998 Employee Stock Purchase Plan ("the Purchase Plan").

     In connection with rendering this opinion, we have examined the Third Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement and the prospectus contained therein (the "Prospectus"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be legally issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company.

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Natrol, Inc.
August 31, 1998

Page 2

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /S/ GOODWIN, PROCTER & HOAR  LLP

                                     GOODWIN, PROCTER & HOAR  LLP